MARKETING AGENT AGREEMENT

THIS MARKETING AGENT AGREEMENT (this “Agreement”), made as of this 22nd day of October, 2015, by and between MERK INVESTMENTS LLC (“Merk”), a Delaware limited liability company, for itself and as sponsor of Merk Gold Trust (the “Trust”) (NYSE Ticker: OUNZ) and VAN ECK SECURITIES CORPORATION (“Van Eck”), a Delaware corporation.

WHEREAS, the Trust is governed by the Depositary Trust Agreement dated May 6, 2014 (the “Trust Agreement”) between Merk and The Bank of New York Mellon, a New York banking corporation, as the trustee (the “Trustee”), as amended from time to time, pursuant to which the Trust issues from time to time Merk Gold Shares (the “Shares”), which represent units of fractional undivided beneficial interest in the Trust, upon the deposit of gold with JPMorgan Chase Bank, N.A., as custodian of the Trust;

WHEREAS, the Trust filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (Registration No. 333-180868), including as part thereof a prospectus (as amended or supplemented from time to time, the “Prospectus”; the registration statement in whole, together with any amendments and supplements thereto from time to time and with all documents filed as a part thereof, the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), which have been delivered to Van Eck pursuant to the terms of this Agreement;

WHEREAS, all references herein to the Registration Statement shall be read to include any additional replacement registration of Shares on Form S-3 after the date hereof by the Trust at the direction of the then applicable sponsor of the Trust, and all references to the Prospectus shall be read at such time to include the prospectus included as a part of such registration on Form S-3;

WHEREAS, pursuant to the Trust Agreement, Merk wishes to retain Van Eck to provide certain assistance, and Van Eck wishes to provide such assistance, with respect to the marketing of the Shares;

NOW, THEREFORE, in consideration of their mutual promises, Merk, for itself and in its capacity as sponsor of the Trust, and Van Eck agree as follows:

1.	Representations, Warranties and Covenants

1.1                Merk, on its own behalf and in its capacity as sponsor of the Trust, as applicable, represents, warrants as of the date of this Agreement and covenants as follows:

(1)            Merk is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization, with full power and authority to conduct its business as presently conducted, is the named sponsor of the Trust, has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement on its part to be performed, and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except to the extent that such failure to qualify would not have a materially adverse effect on Merk or the conduct of its business;

(2)            Merk’s execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of formation or limited liability company agreement (including any amendments thereto) or any law, regulation or contractual restriction binding on it or its assets;

(3)            Merk, as sponsor of the Trust, has obtained all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and filed such notifications, reports and registrations requisite for its due execution, delivery and performance of this Agreement from or with, as applicable, the relevant governmental authorities having jurisdiction with respect to Merk’s and the Trust’s activities and Merk’s position as sponsor of the Trust, and such items remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance;

(4)            This Agreement is a legal, valid and binding obligation enforceable against Merk in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles;

(5)            Merk owns, or has obtained valid and enforceable licenses for, or other rights to use, on behalf of the Trust, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by it that are necessary for the conduct of its business as sponsor of the Trust (collectively, “Intellectual Property”); (i) there are no third parties who have or will be able to establish rights to any Intellectual Property; (ii) to the knowledge of Merk, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of Merk, threatened action, suit, proceeding or claim by others challenging Merk’s rights in or to any Intellectual Property, and Merk is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of Merk, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and Merk are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of Merk, threatened action, suit, proceeding or claim by others that Merk’s use of the Intellectual Property in conducting its business as sponsor of the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and Merk is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or, to the knowledge of Merk, patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

(6)            It has the authority to license the “Merk®” name to Van Eck as contemplated herein; and

(7)            The Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New York pursuant the Trust Agreement;

(8)            The SEC has not issued any stop order with respect to the sale of Shares and, to the knowledge of Merk, no proceedings for such purpose have been instituted by or are contemplated by the SEC;

(9)            Each of the Registration Statement and Prospectus complies and, for such period as Merk is the sponsor of the Trust, will comply at the time of any sale of Shares in all material respects with all applicable laws, rules and regulations; any statutes, regulations, legal or governmental proceedings, transactions, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement have been, and for such period as Merk is the sponsor of the Trust, will be so described or filed in all material respects; the conditions to the use of the applicable form of registration statement have been satisfied; each of the Registration Statement and Prospectus does not and, for such period as Merk is the sponsor of the Trust, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(10)            During such period as Merk is the sponsor of the Trust, Merk will notify Van Eck immediately upon knowledge of the institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, Merk will use its best efforts to obtain the lifting or removal of such order as soon as possible;

(11)            Complete and correct copies of (i) the Trust Agreement, and any and all amendments thereto, and (ii) each of the Registration Statement and Prospectus, as filed with the SEC and all amendments and supplements thereto (including all exhibits thereto, excluding all free-writing prospectuses) have been and will be, as necessary, delivered to Van Eck;

(12)            The Shares registered pursuant to the Registration Statement have been duly and validly authorized and registered under the 1933 Act and, when issued and delivered against payment, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(13)            Merk has received a private letter ruling received by Merk from the Internal Revenue Service, a copy of which is attached hereto as Schedule C, and the private letter ruling remains valid and in full force and effect;

(14)            The Shares are listed on NYSE Arca and, for such period as Merk is the sponsor of the Trust, Merk shall use reasonable best efforts to maintain such listing or timely obtain listing of the Shares on an alternate national securities exchange;

(15)            All required periodic reports to be filed by the Trust with the SEC, including without limitation Forms 10-K and 10-Q (collectively, “Regulatory Filings”) have been and, for such period as Merk is the sponsor of the Trust, will be made on a timely basis (which shall include filing within any allowable extended period after the filing of Form 12b-25, if applicable), and copies of all such Regulatory Filings have been and will be provided to Van Eck;

(16)            The Shares conform in all material respects to the description thereof contained in the Registration Statement;

(17)            Merk is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or  other agreement or instrument to which Merk, as sponsor of the Trust, is a party or by which any of them or any of their properties may be bound or affected;

(18)            The execution, delivery and performance of this Agreement, the issuance and sale of Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of Merk or the Trust Agreement (and any amendments thereto respectively), or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Merk, as sponsor of the Trust, or the Trust is a party or by which Merk, the Trust or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to Merk or the Trust, except in all instances as would not have a material effect, individually or in the aggregate, on the operation of Merk or the Trust ;

(19)            Except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause Merk as sponsor of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(20)            There are no actions, suits, claims, investigations or proceedings pending, or to Merk’s knowledge, threatened or contemplated to which Merk as sponsor of the Trust or the Trust or any of the Merk’s members or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(21)            The statement of financial position as set forth in the section of the Registration Statement and Prospectus entitled “Statement of Financial Condition” accurately reflects the financial condition of the Trust as of the date specified in such statement of financial position;

(22)            The audited financial statement included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles as applicable to the Trust; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not disclosed in the Registration Statement and the Prospectus;

(23)            All tax returns required to be filed by Merk as sponsor with respect to the Trust have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due and payable with respect to the Trust as of the date of this Agreement;

(24)            The Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(25)            Neither Merk as sponsor of the Trust nor, to Merk’s knowledge, the Trustee on behalf of the Trust, has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by Merk or, to Merk’s knowledge, the Trustee on behalf of the Trust or any other party to any such contract or agreement;

(26)            As sponsor of the Trust, Merk has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Securities Exchange Act of

1934, as amended (“1934 Act”), giving effect to the rules and regulations and related SEC staff interpretations); such disclosure controls and procedures are designed to ensure that material information relating to the Trust are made known to the sponsor of the Trust and Trustee for disclosure, and such disclosure controls and procedures are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles applicable to the Trust; on behalf of the Trust, as sponsor thereof, Merk has been advised of: (i) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Trust's ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;

(27)            Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that Merk believes to be reliable and accurate, and Merk has obtained  the written consent to the use of such data from such sources to the extent required;

(28)            Neither Merk, nor any of Merk’s directors, members, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares;

(29)            To Merk’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of Merk’s members, officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus, subsequent Regulatory Filings or Section 13 or 16 filings made by such persons;

(30)            Merk has been, and for such period as Merk is the sponsor of the Trust shall remain, responsible for redemption requests received from shareholders to take delivery of physical gold in accordance with the terms set forth in the Registration Statement (including the costs and benefits thereof), provided, if Van Eck becomes sponsor of the Trust, Merk shall have the right to elect to retain responsibility for such redemption requests, and if so elected, Van Eck (in its capacity as the new sponsor of the Trust) and Merk shall execute a services agreement for such redemption administration services at such time if necessary;

(31)            Merk will take all steps necessary to effectuate a name change of the Trust to “Van Eck Merk Gold Trust” within 120 days from the date of this Agreement, including without limitation providing any required notices or obtaining any necessary approvals from the Trustee or other third-party service providers to the Trust, preparing and filing with the SEC (subject to Van Eck’s prior review and written approval) an amendment to the Registration Statement reflecting such name change, preparing and filing with the SEC a Current Report on Form 8-K reflecting such name change, and filing any required notification to NYSE Arca regarding such name change.

(32)            For such period as Merk is the sponsor of the Trust, Merk will develop and prepare, subject to review and written approval of Van Eck (which approval shall not be unreasonably withheld), marketing materials for the Trust (“Marketing Materials”), which will comply with all applicable laws, rules and regulations in all material respects, provided, to the extent Foreside Fund Services, LLC (“Foreside”) is engaged by the sponsor of the Trust for support of the Trust, any such Marketing Materials that reference Foreside shall also require the prior review and written approval of Foreside (which approval shall not be unreasonably withheld).  Merk acknowledges that Van Eck’s consent may be contingent upon the filing by the current sponsor of the Trust of such Marketing Materials with the SEC as a free writing prospectus. Merk will, for such period it is the sponsor of the Trust, prepare and make all Regulatory Filings for all Marketing Materials prepared by either party on a timely basis. Merk will respond promptly to Van Eck with respect to any Marketing Materials submitted to it for review, but in no event later than five (5) business days after such submission;

(33)            Merk and Foreside have entered into the Securities Activities and Services Agreement, a copy of which is attached hereto as Schedule C (the “Foreside Agreement”), which is in effect and pursuant to which certain employees of Merk that engage in marketing activities for the Trust that require licensing are licensed as Registered Representatives of Foreside under FINRA rules from;

(34)            Foreside has represented to Merk that (a) it is a member in good standing of FINRA and (b) it is registered as a broker-dealer with the SEC under the 1934 Act, and to Merk’s knowledge, Foreside remains a member in good standing of FINRA and registered as a broker-dealer with the SEC;

(35)            Merk shall not amend the Foreside Agreement with respect to the Trust without the prior written consent of Van Eck, provided, nothing herein shall restrict Merk’s right and ability to amend the Foreside Agreement with respect to its other funds and/or services unrelated to those provided to the Trust; and

(36)            For such period as Merk is the sponsor of the Trust, Merk will use its best efforts to market Shares and will make available a product specialist (who, if required by law based on the activities of such product specialist, shall be licensed as a Registered Representative of Foreside or otherwise licensed) to support Van Eck’s marketing efforts with respect to the Trust.

For such period as Merk is the sponsor of the Trust, Merk will notify Van Eck promptly if to Merk’s knowledge any of the representations, warranties and covenants in this Section 1.1 ceases to be accurate in all material respects.  All items requiring delivery by Merk under this Agreement shall be deemed timely delivered if available on EDGAR or Merk’s website(s) accessible by the public.

1.2               Van Eck represents, warrants as of the date of this Agreement and covenants as follows:

(1)            It is duly organized and validly existing under the laws of the jurisdiction of its incorporation, with full power and authority to conduct its business as presently conducted, has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement on its part to be performed, and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except to the extent that such failure to qualify would not have a materially adverse effect on Van Eck or the conduct of its business;

(2)            Its execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws (including any amendments thereto) or any law, regulation or contractual restriction binding on it or its assets;

(3)            It has obtained all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and filed such notifications, reports and registrations requisite for its due execution, delivery and performance of this Agreement from or with, as applicable, the relevant governmental authorities having jurisdiction with respect to Van Eck’s business activities, and such items remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance;

(4)            This Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable with bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles;

(5)            It is a member in good standing of FINRA, is registered as a broker-dealer with the SEC under the 1934 Act, and is qualified to act as a broker or dealer in each state or other jurisdiction where the nature of its business requires such qualification, and will maintain all such memberships, registrations and qualifications in good standing and in full force and effect throughout the term of this Agreement, including obtaining additional memberships, registrations or qualifications at its own expense if reasonably necessary to perform its obligations under this Agreement from time to time.  In performing its obligations under this Agreement, Van Eck will comply with all applicable laws, including without limitation federal and state securities and commodities laws, and the rules and regulations promulgated thereunder, and the Constitution, By-Laws and Conduct Rules of FINRA;

(6)            It has the authority to license the “Van Eck®” name to Merk as contemplated herein; and

(7)            It will develop and prepare, subject to review and written approval of Merk (which approval shall not be unreasonably withheld) Marketing Materials, which will comply with all applicable laws, rules and regulations in all material respects, provided, if Foreside remains engaged by the sponsor of the Trust for support of the Trust, any such Marketing Materials that reference or are to be utilized by Foreside shall also require the prior review and written approval of Foreside (which approval shall not be unreasonably withheld).  Van Eck acknowledges that Merk’s consent may be contingent upon the filing by the current sponsor of the Trust of such Marketing Materials with the SEC as a free writing prospectus. Van Eck will, if it becomes the sponsor of the Trust, prepare and make all Regulatory Filings for all Marketing Materials prepared by either party on a timely basis. Van Eck will respond promptly to Merk with respect to any Marketing Materials submitted to it for review, but in no event later than five (5) business days after such submission;

(8)            It will use its best efforts to market Shares and will provide (on a non-exclusive basis) appropriately licensed and trained personnel sufficient to market Shares as contemplated by this Agreement;

(9)            It has budgeted for the period of one year from the date of this Agreement at least $50,000 (fifty thousand dollars) for direct Trust marketing and related services, including the preparation of the “landing page” as described below and sales material design and development,to be implemented consistent with the project plan developed by Merk and Van Eck;

(10)            It will develop a “landing page” (which can be a part of an existing non-exclusive website (“Website”)) for the Trust, which may be placed in a “cul-de-sac” on such Website. The cul-de-sac may include, among other things, sales material, prospectuses, information from www.merkgold.com, closing prices and indicative values of the Trust, as well as a link to www.merkgold.com, subject to compliance with applicable laws, rules and regulations. Development of the cul-de-sac shall be treated as “Marketing Material” for purposes of this Agreement;

(11)            It will maintain books and records (including financial records) related to the services provided under this Agreement and make such books and records (including financial records) available to Merk for inspection at Van Eck’s principal offices during Van Eck’s normal business hours upon reasonable notice;

(12)            It shall consult with Merk on potential non-U.S. distribution opportunities (“Non-U.S. Opportunities”) that may be available to the Trust from time to time, but shall not take any action with respect to Non-U.S. Opportunities without (a) the prior written consent of the sponsor of the Trust, and (b) an amendment of this Agreement or separate agreement addressing the obligations of Merk and Van Eck with respect to such Non-U.S. Opportunities, including any reporting, registration or other consents required, and the allocation of any related expenses incurred in connection with effectuating any Non-U.S. Opportunities.

Van Eck will notify Merk promptly if to Van Eck’s knowledge any of the representations, warranties and covenants in this Section 1.2 ceases to be accurate in all material respects.

2.	Expenses

2.1.            Except as otherwise set forth in this Agreement, each of Merk and Van Eck shall be responsible for its own expenses in complying with this Agreement; the Trust shall have no financial obligations pursuant to this Agreement.  By way of example, and not by limitation, such expenses include the expenses of registration as a broker dealer with the SEC, registration of Shares with the SEC and amendments and supplements thereto, FINRA filing and registration fees, state or foreign jurisdiction qualification, licensing or registration, maintaining corporate existence, design and printing costs, compensation of employees, internal legal and accounting and taxes.  The documented costs of negotiation and implementation of this Agreement, the ancillary agreements or amendments contemplated hereby, any expenses borne by Merk as sponsor of the Trust for review of such items by service providers and their counsel and the preparation and filing of items with the SEC and FINRA, including regulatory filing fees, in relation to the execution of this Agreement and implementation of the anticipated name change of the Trust (the “Agreement Costs”) shall be shared equally by Van Eck and Merk and, subject to a $25,000 cap on Van Eck’s reimbursement responsibility, Van Eck shall promptly (in no later than thirty (30) days, unless Van Eck disputes the amount of documented Agreement Costs received from Merk) reimburse Merk upon written request for its portion of the documented Agreement Costs.  For clarity, Agreement Costs shall not be  treated as “Expenses” or “Third Party Marketing Expenses” under the terms of Section 3 and Schedule A hereof.

3.	Fees

3.1            One-Time Fee to Merk.  Within 30 days of the date of this Agreement, Van Eck will pay Merk a one-time fee equal to $124,475.00.

3.2            Fees Payable to Van Eck.  In connection with Van Eck’s marketing role with respect to the Trust, Van Eck will receive a fee (“Fee”) calculated in the manner set forth below, subject to the Fee Cap (as defined in Section 3.3); provided, that Van Eck shall not be entitled to any Fee unless the average daily net assets of the Trust during a calendar quarter (“Quarterly Net Assets”) not attributable to Shares held by Merk or its affiliates (“Third Party Assets”) exceeds $100 million.

Third Party Assets	Fee
Up to and at $100 million	No Fee
Greater than $100 million to $500 million (“Eligible Assets within Breakpoint A”)
Eligible Assets within Breakpoint A divided by the net assets of the Trust, expressed as a percentage (such number, the “Revenue Share”), multiplied by the “Net Revenue” (the amount that is determined by multiplying the Quarterly Net Assets by the Sponsor’s Fee set forth in the Registration Statement and then subtracting from that calculated number the Expenses as set forth on Schedule A hereto) (the number obtained by multiplying the Revenue Share by the Net Revenue, the “Base Rate”), multiplied by 55%
Greater than $500 million up to $1 billion (“Eligible Assets within Breakpoint B”)
The sum of (i) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint A multiplied by 55% and (ii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint B multiplied by 65%

Greater than $1 billion up to $2 billion (“Eligible Assets within Breakpoint C”)
The sum of (i) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint A multiplied by 55%; (ii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint B multiplied by 65%; and (iii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint C multiplied by 70%

Greater than $2 billion up to $3 billion (“Eligible Assets within Breakpoint D”)
The sum of (i) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint A multiplied by 55%; (ii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint B multiplied by 65%; (iii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint C multiplied by 70%; and (iv) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint D multiplied by 75%

Greater than $3 billion up to $4 billion (“Eligible Assets within Breakpoint E”)
The sum of (i) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint A multiplied by 55%; (ii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint B multiplied by 65%; (iii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint C multiplied by 70%; (iv) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint D multiplied by 75%; and (v) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint E multiplied by 85%

Greater than $4 billion up to $5 billion (“Eligible Assets within Breakpoint F”)
The sum of (i) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint A multiplied by 55%; (ii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint B multiplied by 65%; (iii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint C multiplied by 70%; (iv) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint D multiplied by 75%; (v) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint E multiplied by 85%; and (vi) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint F multiplied by 95%

Greater than $5 billion (“Eligible Assets within Breakpoint G”)
The sum of (i) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint A multiplied by 55%; (ii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint B multiplied by 65%; (iii) the

Base Rate multiplied by the percentage of Eligible Assets within Breakpoint C multiplied by 70%; (iv) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint D multiplied by 75%; (v) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint E multiplied by 85%; (vi) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint F multiplied by 95%; and (vii) the Base Rate multiplied by the percentage of Eligible Assets within Breakpoint G multiplied by 99%

Net Revenue shall be calculated by the named sponsor of the Trust, subject to review and approval by the other party, consistent with the parameters set forth on Schedule A to this Agreement.

3.3            Fee Cap.  The fees payable to Van Eck under Section 3.2 shall be calculated in conformity with applicable FINRA rules to ensure that in no event will aggregate compensation from any source payable to underwriters, broker-dealers, or affiliates thereof for distribution-related services in connection with the offering of Shares, inclusive of fees payable to Foreside, exceed 10% of the gross proceeds of such offering (the “Fee Cap”).  Merk agrees that it will provide Van Eck with any information required by Van Eck to ensure compliance with the Fee Cap.

3.4            Calculation.  Other than the one-time fee set forth in Section 3.1, all fees under this Agreement shall be calculated at the end of each calendar quarter and shall be paid in arrears in cash within thirty (30) calendar days of such calendar quarter.

3.5            Sponsor Fee.  The parties agree that when the Third Party Assets of the Trust equal or exceed $500 million, for so long as Merk remains sponsor of the Trust, Van Eck will have the right to propose the rate of the Sponsor’s Fee to Merk, which Merk shall not unreasonably reject and shall timely adopt if reasonable, provided, only the formal named sponsor of the Trust shall have the right to set the Sponsor’s Fee at any time.

3.6            Patent Licensing Agreement.  In further consideration of the services to be provided pursuant to this Agreement, Merk agrees to grant Van Eck a worldwide, exclusive license to U.S. Patent No. 8,626,641, entitled “Deliverable Commodity Investment Vehicle” relating to deliverable commodity investment vehicles and certain associated rights (collectively, the “Patent”) as set forth in that certain Patent License Agreement agreed between the parties and to be executed and effective concurrent with this Agreement and Van Eck agrees to pay Merk certain licensing fees as set forth therein for the use of the patent rights provided.

4.	Non-Exclusivity; Right of First Refusal; Sponsorship

4.1            Non-Exclusive.  Merk acknowledges that the services provided by Van Eck pursuant to this Agreement are non-exclusive and Van Eck may, in its sole discretion, enter into similar arrangements with third parties.  Merk acknowledges that Van Eck may be considering, and may in the future consider similar or the same business ideas, products and technologies.  Nothing in this Agreement shall prevent either party from pursuing any such ideas or pursuing businesses similar to or related to the businesses of the other party, either internally or through investments in or representation of third parties.  Merk acknowledges that an affiliate of Van Eck has filed a registration statement for a gold bullion exchange-traded fund with the SEC.

4.2            Change of Ownership.  Upon the earlier of (i) the execution of a letter of intent, term sheet or agreement providing for a proposed Change of Control of Merk; or (ii) 15 years from the date of this Agreement, Van Eck shall have a right of first refusal for the purchase of (A) the sponsorship of the Trust and all rights attributable thereto, and (B) the Patent, at an aggregate purchase price equal to five times (5x) the sum of (i) the Sponsor’s Fee retained by Merk after payment of fees to Van Eck pursuant to Section 3.2 hereof during the four consecutive calendar quarters immediately preceding such election and (ii) the royalties payable to Merk pursuant to the Patent License Agreement during the four consecutive calendar quarters immediately preceding such election. If Van Eck’s right pursuant to this Section 4.2 initially matures pursuant to subclause (i), Van Eck shall have sixty (60) days after receipt of a copy of the letter of intent, term sheet or agreement from Merk to provide written notice of its election; if Merk does not receive such written notice within such period, Merk shall be entitled to proceed with the proposed third-party transaction and Van Eck’s right of first refusal pursuant to subclause (i) of this Section 4.2 shall terminate. Upon an affirmative election by Van Eck to exercise its purchase right pursuant to this Section 4.2, Merk shall cooperate fully with Van Eck to document and effectuate the purchase transaction, and use reasonable best efforts to cause other relevant parties to so cooperate, including without limitation obtaining all necessary approvals and consents and preparing, filing and/or submitting (i) a new or an amended Registration Statement with the SEC and (ii) any other required disclosures or other materials, provided, that all costs of amendment of the Trust Agreement, other service provider agreements required for the operation of the Trust, the amendment of the Registration Statement or filing of a replacement Registration Statement, additional filings with FINRA, NYSE Arca, US Patent and Trademark Office and other applicable regulators, and related legal, auditing and other support costs for such change in sponsorship shall be borne in full by Van Eck; provided, further, Merk makes no representation, warrant or covenant regarding the time and scope of effort that will be required to effectuate any change of sponsorship; and provided, further, Van Eck acknowledges that no change in sponsorship shall be effective prior to the execution and consummation of a purchase agreement addressing all regulatory requirements applicable to such transaction. For purposes of this Section, “Change of Control” means (i) the sale of all or substantially all the assets of Merk; (ii) any merger, consolidation or acquisition of Merk with, by or into another corporation, entity or person; or (iii) any change in the ownership of more than fifty percent (50%) of the voting capital stock or interests of Merk in one or more related transactions, provided, changes in the assets held by one or more funds sponsored or administered by Merk, including without limitation the Trust, shall under no circumstance result in a Change of Control for this purpose. Upon the effectiveness of such change of sponsor, all obligations of the sponsor of the Trust as set forth in the Registration Statement, the Trust Agreement and all other service provider agreements required for the operation of the Trust shall be borne by Van Eck and Merk shall have no further obligations as a sponsor to the Trust, except as may be separately contracted for by Van Eck or the Trust, except responsibility for redemption requests to the extent elected and agreed by Merk and Van Eck as contemplated by Section 1.1(30).

4.3           Upon the earlier of either (i) Third Party Assets of the Trust equaling $500 million; or (ii) compensation pursuant to Section 3 reaching the Fee Cap, Van Eck may (at any time after such date, subject to Section 4.2), in its sole discretion, elect to replace Merk as sponsor of the Trust. Upon such election, Merk shall cooperate fully with Van Eck to document and effectuate the change of sponsorship of the Trust, and use reasonable best efforts to cause other relevant parties to so cooperate, including without limitation obtaining all necessary approvals and consents and preparing, filing and/or submitting (i) a new or an amended Registration Statement with the SEC and (ii) any other required disclosures or other materials, provided, that all costs of amendment of the Trust Agreement, other service provider agreements required for the operation of the Trust, the amendment of the Registration Statement or filing of a replacement Registration Statement, additional filings with FINRA, NYSE Arca, and other applicable regulators, and related legal, auditing and other support costs for such change in sponsorship shall be borne in full by Van Eck; provided, further, Merk makes no representation, warrant or covenant regarding the time and scope of effort that will be required to effectuate any change of sponsorship; and provided, further, Van Eck acknowledges that no change in sponsorship shall be effective prior to the execution and consummation of a transfer agreement addressing all regulatory requirements applicable to such transaction. For its role as sponsor of the Trust pursuant to this Section 4.3, Van Eck (or its designated affiliate) will receive the fees payable to it set forth in Section 3.2 hereof. Upon the effectiveness of such change in sponsor, all obligations of the sponsor of the Trust as set forth in the Registration Statement, the Trust Agreement and all other service provider agreements required for the operation of the Trust shall be borne by Van Eck and Merk shall have no further obligations as a sponsor to the Trust, except as may be separately contracted for by Van Eck or the Trust, except responsibility for redemption requests to the extent elected and agreed by Merk and Van Eck as contemplated by Section 1.1(30).

5.	Termination; Effect of Early Termination

5.1            This Agreement shall continue in full force and effect from the date hereof unless terminated by mutual agreement of the parties or pursuant to the provisions of this Section 5.

5.2            Merk may terminate this Agreement upon at least 90 days’ prior written notice that there has been (i) a material breach by Van Eck of its obligations under this Agreement, or (ii) gross negligence, bad faith, or willful misconduct by Van Eck.  Any such written notice by Merk shall state with reasonable specificity the nature and acts constituting the material breach, gross negligence, bad faith or willful misconduct.  Van Eck shall have such 90 days in which to cure such breach, if capable of cure.

5.3            Van Eck may terminate this Agreement upon at least 90 days’ prior written notice that there has been (i) a material breach by Merk of its obligations under this Agreement or (ii) gross negligence, bad faith, or willful misconduct by Merk. Any such written notice by Van Eck shall state with reasonable specificity the nature and acts constituting the material breach, gross negligence, bad faith or willful misconduct.  Merk shall have such 90 days in which to cure such breach, if capable of cure.

5.4            Notwithstanding the above, (i) Merk may immediately terminate this Agreement if Van Eck is no longer a member in good standing of FINRA or is no longer registered as a broker-dealer with the SEC under the 1934 Act, (ii) Van Eck may immediately terminate this Agreement if, while Merk is the sponsor of the Trust, Foreside is no longer a member in good standing of FINRA or is no longer registered as a broker-dealer with the SEC under the 1934 Act and Merk has not replaced Foreside with another FINRA member registered as a broker-dealer with the SEC that can provide equivalent services within thirty (30) business days, and (iii) this Agreement will automatically terminate upon its assignment without the prior written consent of the other party.

5.5            Either party may terminate this Agreement upon at least 90 days’ prior written notice if the conduct or condition of the other party or its affiliates could reasonably be seen as damaging to the Servicemarks (as defined in Section 6.1) or reputation of the other party.

5.6            The provisions of Section 7 of this Agreement shall remain in full force and effect, regardless of the termination of this Agreement and shall survive any such termination.

6.	Use of Servicemarks During Term

6.1            The name, logos, service marks and trademarks or any derivative thereof (“Servicemarks”) of each party are and shall remain the valuable property of that party.

6.2            The parties grant each other for the term of this Agreement, a non-exclusive, non-transferable, fully paid up, non-sublicensable (except as set forth below), worldwide license to use the other’s Servicemarks set forth on Schedule B hereto during the term of this Agreement solely in connection with marketing, advertising and other activities hereunder with respect to the Trust, including other party, provided, each party hereby approves the use of the party’s name in the Registration Statement, Prospectus or other regulatory filing that merely refers to the accurate terms of this Agreement and their engagement with each other hereunder and which are required by the SEC, FINRA, NYSE ARCA or other securities regulatory authority. No party shall use the name of the Trust in any publicly disseminated materials without the prior written consent of the Sponsor of the Trust, except in the Registration Statement, Prospectus or other regulatory filing that merely refers to this Agreement (and to the extent required its material terms) as required by the SEC, FINRA, NYSE ARCA or other securities regulatory authority. Upon termination of this Agreement, the parties shall immediately cease use of the other party’s Servicemarks, other than in the context of required Regulatory Filings and any amendment or supplement to the Registration Statement and Prospectus with respect to such termination.

6.3            Each party shall include the ® notice designation with each usage of the licensed Servicemarks (example, Van Eck®, Merk®), or any other notice designation requested by the party who owns such Servicemark.  In addition to any other notices or disclaimers requested, the parties shall cause the following disclaimer to be included on each Marketing Material or other document using the respective Servicemarks:

“Van Eck® is a registered trademark of Van Eck Associates Corporation.”

“Merk® is a registered trademark of Merk Investments LLC.”

6.4            All rights not expressly granted herein are reserved.  Except as expressly provided herein, the parties will not publicly disclose or use in advertising or marketing each other's Servicemarks, the names of their respective executives, officers, employees, directors, other personnel or agents, or describe their relationship hereunder except as otherwise provided in this Agreement or mutually consented in writing prior to such disclosure.

6.5            Each party will reasonably cooperate with the other to facilitate the review of any proposed use of the Servicemarks hereunder by the other.  Each party may provide written style guidelines for use of its Servicemarks to which such use must be adhered.

6.6            Each party will maintain high quality control standards with respect to use of the Servicemarks.  Upon request, each party will provide to the other materials sufficient to show any usage of the Servicemarks.

6.7            Each party shall not form combination marks with the other's Servicemarks or modify the Servicemarks in any way without the owning party’s prior written approval, provided, use of the new Trust name upon consummation of the name change as contemplated in Section 1.1(31) shall require no further approval. Each party acknowledges that all uses of the other’s Servicemarks hereunder shall inure to the benefit of the other.  Each party will not, and will cause its affiliates to not, directly or indirectly in connection with this Agreement: (i) challenge or contest, or assist any third party in challenging or contesting, the validity of the other party's rights to, or use or registration of, its Servicemarks, or the validity of the license granted under this Agreement; or (ii) attempt to register any of the other's Servicemarks (or any mark substantially similar thereto) in any jurisdiction.

6.8            Any violation of Section 6 may constitute a material breach of this Agreement, except accidental, timely cured violations of Sections 6.3, 6.6 or 6.7.

7.	Indemnification

7.1            Merk will indemnify, defend and hold Van Eck and each of its respective directors, officers, agents and employees (a “Van Eck Indemnified Person”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any reasonable attorney fees incurred in connection therewith) which a Van Eck Indemnified Person may incur arising out of or based upon (i) any breach of any representation or warranty made by Merk herein or failure by Merk to perform when and as required any agreement or covenant contained herein; or (ii) solely for such period during which Merk remains as sponsor of the Trust, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Marketing Materials or any amendment thereof or any supplement thereto, or any omission or alleged omission or failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for information furnished in writing by or on behalf of Van Eck (“Van Eck Information”) to Merk expressly for use in the Registration Statement or in a Prospectus or any amendment thereof or any supplement thereto.

7.2            Van Eck will indemnify, defend and hold Merk and the Trust and each of its respective directors, officers, agents and employees (an “Merk Indemnified Person”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any reasonable attorney fees incurred in connection therewith) which an Merk Indemnified Person may incur arising out of or based upon (i) any breach of any representation or warranty made by Van Eck herein or failure by Van Eck to perform when and as required any agreement or covenant contained herein; or (ii) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with Van Eck Information or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Van Eck Information required to be stated in such Registration Statement or such Prospectus or necessary to make such Van Eck Information not misleading, or (iii) if Van Eck becomes sponsor of the Trust, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Marketing Materials or any amendment thereof or any supplement thereto, or any omission or alleged omission or failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for information furnished in writing by or on behalf of Merk after such change in sponsor of the Trust to Van Eck expressly for use in the Registration Statement or in a Prospectus or any amendment thereof or any supplement thereto.

7.3            A party shall not be liable under this section for indemnification unless the party seeking indemnification shall have notified the other party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim served upon such party.  Failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the other party otherwise than on account of this section.  The indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice, to assume the defense thereof, with counsel satisfactory to the party seeking indemnification.

7.4            In any proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include an indemnifying party and an indemnified party and representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall, in connection with any proceeding or related proceedings in the same jurisdiction at the same time, be liable for the reasonable fees and expenses of only one separate firm (in addition to any local counsel) for the indemnified party.  The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the indemnified party if the compromise or settlement results, or may result in a finding of wrongdoing on the part of or requires any admission by the indemnified party.

7.5            An indemnifying party, however, will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the gross negligence, bad faith, or willful misconduct of the indemnified party.

7.6            Prior to becoming sponsor of the Trust, in performing its duties hereunder Van Eck shall be entitled to rely on and shall not be responsible in any way for information provided to it by Merk or its affiliates or the Trust’s respective service providers and shall not be liable or responsible for the errors and omissions of such service providers; provided that the foregoing shall not be construed to limit or protect Van Eck against any liability to Merk, the Trust or the Trust’s beneficial owners to which Van Eck would otherwise be subject by reason of the contractual indemnity rights provided herein or its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8.	Relationship of the Parties

8.1            The parties hereto are independent contractors with respect to each other. Nothing herein shall constitute Merk, the Trust and Van Eck as partners, joint venturers or co-venturers.

8.2            Neither party is authorized in any manner to act for, or to make any representations on behalf of, the other party without the written consent of that party. Neither party shall take any actions or make any representations or statements that are intended or purport to bind the other party without the written consent of that party.  This Agreement does not constitute written consent to such effect.

9.	Miscellaneous

9.1            Notices.  All notices required or desired to be given under this Agreement must be in writing and may be sent by e-mail, mail, or facsimile, and will be deemed given by e-mail, mail, or facsimile on the date delivered to the recipient, at the address set forth on the signature page hereof for such party (or to such other address as the party entitled to notice hereafter notifies the other party in accordance with the terms hereof).

9.2            Amendment; Modification.  This Agreement may not be amended or, modified, except by the written consent of both parties hereto.

9.3            Governing Law and Jurisdiction.  Both parties agree that this Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York.  The parties specifically consent to the jurisdiction of any state or federal court of competent jurisdiction located in the City of New York, Borough of Manhattan.

9.4            No Jury Trial.  TO THE FULLEST EXTENT ALLOWABLE UNDER APPLICABLE LAW, THE PARTIES UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, OR ANY DEALINGS BETWEEN THEM ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS.

9.5            Assignment.  Neither party may transfer, sell, encumber, or assign any of its rights or obligations hereunder in whole or in part without the express written consent of the other party, except to a wholly-owned subsidiary if the party agrees in writing to guarantee the performance obligations of the assignee.

9.6            Complete Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the Marketing Agent services that are subject hereof and the ancillary rights related thereto, other than as otherwise explicitly referenced, and supersedes all prior agreements, written or oral, and no other agreement, verbal or otherwise, shall be binding as between the parties hereto unless in writing and signed by the party against whom enforcement is sought.

9.7            Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.  Except as explicitly contemplated with respect to Foreside and by the indemnification provisions set forth in Section 7, no other person shall have any right or obligation under this Agreement.

9.8            Headings.  Headings to sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.9            Waiver of Breach.  The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party.  The failure of a party to insist upon strict adherence to any provision of this Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

9.10            Counterparts.  This Agreement may be executed in any number of counterparts, including via electronic signature or PDF scan of such signature, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.11            Severability.  If any provision of this Agreement is deemed to be unenforceable or invalid, then that provision shall be deemed severed from this Agreement and the rest of this Agreement shall be binding upon the parties.  The parties will use their best efforts to agree upon any changes in this Agreement which may be necessary in order to adjust its remaining provisions with regard to the omission of any invalid term in order to make this Agreement workable.

9.12             Use of Terms; Definitions.

(1)            Where the context requires, use of the singular or plural shall include the other.

(2)            For purposes of this Agreement, the term “affiliate” means with respect to any person or entity, any other person or entity, that directly or indirectly, through one or more intermediaries, is controlling, controlled by, or under common control with, such person or entity.  For the avoidance of doubt, beneficial owners of at least 10% of the equity of any party shall be deemed an affiliate of such party.

(3)            For purposes of this Agreement, the term “knowledge” means actual knowledge of the officers, members, directors and employees of a party, and the knowledge that each such person would have reasonably obtained (i) after making due and appropriate inquiry of a particular matter or (ii) in the performance of such person’s duties.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

VAN ECK SECURITIES CORPORATION	MERK INVESTMENTS LLC

By: /s/ Bruce Smith	By: /s/ Axel Merk

Name: Bruce Smith	Name: Axel Merk

Title: CFO and Senior Vice President	Title: President and CIO

Address:	Address:

666 Third Avenue, 9th Floor	332 Pine St Suite 200 San Francisco, CA 94104
New York, NY 10017

Fax No.:	Fax No.:

E-mail: bsmith@vaneck.com	E-mail: agm@merkinvestments.com

Schedule A

Direct Trust Fees and Expenses

“Expenses” shall include the following direct Trust fees and expenses for purposes of calculating Net Revenue:

1.	Trust administration
2.	Transfer agency for the Shares
3.	Custody
4.	Expenses payable to Foreside Fund Services, LLC for services on behalf of the Trust
5.	NYSE Arca listing fees associated with the Trust
6.	IOPV calculation fees
7.	Regulatory filing fees and associated out of pocket expenses (such as, Edgarization and transcription services)
8.	Financial Audit fees
9.	Tax preparation fees
10.	Physical gold audit fees
11.	Legal fees of the Trust up to $100,000 paid for by the sponsor of the Trust
12.	Printing fees, as applicable
13.	SEC and FINRA fees incurred to register and offer Shares in excess of $750 million
14.
Direct expenses incurred in connection with online marketing and other external marketing efforts, including fees charged by consultants or other service providers, as applicable, and excluding internal costs such as salaries and benefits of marketing personnel

15.	Webinar fees charged by third party service providers
16.	Market maker/liquidity fees
17.	Without respect to the validity of the Patent, the licensing fee pursuant to the Patent License Agreement[1]

In the event that Third Party Assets in the Trust exceed $100 million, documented third party marketing expenses incurred by Van Eck that are directly related to marketing Shares, less a onetime accounting for the $50,000 contemplated in Section 1.2(9) of this Agreement (“Third Party Marketing Expenses”) may be submitted to Merk. Merk shall reimburse Van Eck the amount of Third Party Marketing Expenses, and included in the definition of Expenses, by offsetting such amount against the first quarterly Fee payment; provided, that in no event shall Third Party Marketing Expenses cause the calculation of Net Revenue to become a negative amount. To the extent necessary, the amount of Third Party Marketing Expenses included in the definition of Expenses will be reduced by an amount necessary to cause the calculation of Net Revenue to equal zero. Any excess Third Party Marketing Expenses will be carried to the next quarter and included in the definition of Expenses for such quarter, subject to any additional reduction as may be required pursuant to this paragraph. For clarity, when Third Party Assets in the Trust do not exceed $100 million, no Expenses are due for reimbursement, nor are they carried to the next quarter.

The following are excluded from the definition of Expenses:

1.	Commissions for wholesalers

1 An annual expense equal to 1.5 basis points of the net assets of the Trust up to $1 billion and 1 basis point of the net assets of the Trust in excess of $1 billion

A-1

2.	Internal website development expenses
3.	Internal marketing expenses (e.g., expenses attributable to the development, review and approval of Marketing Materials)
4.	Client servicing expenses to the extent not performed by a third party (i.e., a party other than Merk or its affiliates)

A-2

Schedule B

Servicemarks

Van Eck®

Merk®

B-1

Schedule C

Private Letter Ruling

See attached letter.

C-1

Schedule D

Securities Activities and Services Agreement

See attached agreement

D-1